                                                                       Exhibit 2

                          AGREEMENT AND PLAN OF MERGER

                                   dated as of
                                November 1, 2001

                                 by and between

                            FIRST CITIZENS BANC CORP.

                                       and

                        INDEPENDENT COMMUNITY BANC CORP.

                                TABLE OF CONTENTS

                                                                                                               PAGE

RECITALS..........................................................................................................1

ARTICLE I - CERTAIN DEFINITIONS...................................................................................1
     1.01     Certain Definitions.................................................................................1

ARTICLE II - THE MERGER...........................................................................................7
     2.01     The Parent Merger...................................................................................7
     2.02     The Subsidiary Merger...............................................................................7
     2.03     Effectiveness of Parent Merger......................................................................7
     2.04     Effective Date and Effective Time...................................................................7

ARTICLE III - CONSIDERATION; EXCHANGE PROCEDURES..................................................................8
     3.01     Merger Consideration................................................................................8
     3.02     Rights as Shareholders; Share Transfers.............................................................8
     3.03     Fractional Shares...................................................................................8
     3.04     Exchange Procedures.................................................................................9
     3.05     Anti-Dilution Provisions; Other Adjustments........................................................10

ARTICLE IV - ACTIONS PENDING CONSUMMATION OF MERGER..............................................................10
     4.01     Forbearances of ICBC...............................................................................10
     4.02     Forbearances of First Citizens.....................................................................12

ARTICLE V - REPRESENTATIONS AND WARRANTIES.......................................................................13
     5.01     Disclosure Schedules...............................................................................13
     5.02     Standard...........................................................................................14
     5.03     Representations and Warranties of ICBC.............................................................14
     5.04     Representations and Warranties of First Citizens...................................................26

ARTICLE VI - COVENANTS...........................................................................................31
     6.01     Reasonable Best Efforts............................................................................31
     6.02     Shareholder Approvals..............................................................................31
     6.03     Registration Statement.............................................................................32
     6.04     Press Releases.....................................................................................33
     6.05     Access; Information................................................................................33
     6.06     Acquisition Proposals; Break Up Fee................................................................34
     6.07     Affiliate Agreements...............................................................................34
     6.08     Certain Policies...................................................................................35
     6.09     NASDAQ Listing.....................................................................................35
     6.10     Regulatory Applications............................................................................35
     6.11     Employment Matters; Employee Benefits..............................................................36
     6.12     Notification of Certain Matters....................................................................36
     6.13     Dividend Coordination..............................................................................36
     6.14     Accounting and Tax Treatment.......................................................................36
     6.15     No Breaches of Representations and Warranties......................................................36
     6.16     Consents...........................................................................................36


     6.17     Insurance Coverage.................................................................................37
     6.18     Correction of Information..........................................................................37
     6.19     Confidentiality....................................................................................37
     6.20     Supplemental Assurances............................................................................37
     6.21     Regulatory Matters.................................................................................38
     6.22     Employment Agreements and Retention Arrangements...................................................38
     6.23     Financial Statements...............................................................................38
     6.24     First Citizens Board of Directors Structure Following the Parent Merger............................38
     6.25     First Citizens Bank Board of Directors Following the Subsidiary Merger.............................38
     6.26     Establishment of Bank Community Board..............................................................38
     6.27     Bank Signage.......................................................................................38
     6.28     Voting Agreements..................................................................................39
     6.29     Indemnification; Directors' and Officers' Liability Insurance......................................39

ARTICLE VII - CONDITIONS TO CONSUMMATION OF THE MERGER...........................................................39
     7.01     Conditions to Each Party's Obligation to Effect the Merger.........................................39
     7.02     Conditions to Obligation of ICBC...................................................................40
     7.03     Conditions to Obligation of First Citizens.........................................................41

ARTICLE VIII - TERMINATION.......................................................................................41
     8.01     Termination........................................................................................41
     8.02     Effect of Termination and Abandonment, Enforcement of Agreement....................................42

ARTICLE IX - MISCELLANEOUS.......................................................................................43
     9.01     Survival...........................................................................................43
     9.02     Waiver; Amendment..................................................................................43
     9.03     Counterparts.......................................................................................43
     9.04     Governing Law......................................................................................43
     9.05     Expenses...........................................................................................43
     9.06     Notices............................................................................................43
     9.07     Entire Understanding; No Third Party Beneficiaries.................................................45
     9.08     Interpretation; Effect.............................................................................45
     9.09     Waiver of Jury Trial...............................................................................45


EXHIBIT A     Form of Voting Agreement
EXHIBIT B     Form of ICBC Affiliate Agreement

     AGREEMENT AND PLAN OF MERGER, dated as of November 1, 2001 (this "Agreement"), by and between First Citizens Banc Corp. ("First Citizens") and Independent Community Banc Corp. ("ICBC").

                                    RECITALS

     A. Independent Community Banc Corp. ICBC is an Ohio corporation, having its principal place of business in Norwalk, Ohio.

     B. First Citizens Banc Corp. First Citizens is an Ohio corporation, having its principal place of business in Sandusky, Ohio.

     C. Voting Agreements. As an inducement to the willingness of First Citizens to continue to pursue the transactions contemplated by this Agreement, First Citizens has entered into a Voting Agreement with each of certain shareholders of ICBC named therein (the "Shareholders"), in substantially the form of Exhibit A (collectively, the "Voting Agreements"), pursuant to which the Shareholders have agreed, among other things, to vote all of ICBC Common Shares (as defined below) owned by the Shareholders (i) in favor of the Parent Merger (as defined below) and (ii) against any Acquisition Proposal (as defined below), or any other action or agreement that would result in a breach of any of the terms of this Agreement by ICBC.

     D. Intentions of the Parties. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be accounted for under the purchase accounting method and that each be treated as a "reorganization" under Section 368 of the Code (as defined below).

     E. Board Action. The respective Boards of Directors of each of First Citizens and ICBC have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the strategic business combinations provided for herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

     1.01 CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

          "Acquisition Proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving ICBC or any of its Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, ICBC or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

          "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

          "Agreement to Merge" has the meaning set forth in Section 2.02.

          "Average First Citizens Price" has the meaning set forth in Section 8.01(e).

          "Bank" means Citizens National Bank of Norwalk, a wholly owned subsidiary of ICBC.

          "BHCA" means the Bank Holding Company Act of 1956, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(m)(i).

          "Consultants" has the meaning set forth in Section 5.03(m)(i).

          "Directors" has the meaning set forth in Section 5.03(m)(i).

          "Disclosure Schedule" has the meaning set forth in Section 5.01.

          "Dissenting Shares" means any ICBC Common Shares held by a holder who properly demands and perfects appraisal rights with respect to such shares in accordance with applicable provisions of the OGCL.

          "Effective Date" has the meaning set forth in Section 2.04.

          "Effective Time" has the meaning set forth in Section 2.04.

          "Employees" has the meaning set forth in Section 5.03(m)(i).

          "Environmental Laws" means all applicable local, state and federal environmental, health and safety laws and regulations, including, without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Clean Water Act, the Federal Clean Air Act, and the Occupational Safety and Health Act, each as amended, the regulations promulgated thereunder, and any state counterparts.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" has the meaning set forth in Section 5.03(m)(iii).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Agent" has the meaning set forth in Section 3.04(a).

          "Exchange Fund" has the meaning set forth in Section 3.04(a).

          "Exchange Ratio" has the meaning set forth in Section 3.01(a).

          "FDIA" means the Federal Deposit Insurance Act.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FFIEC" means Federal Financial Institutions Examination Committee.

          "First Citizens" has the meaning set forth in the preamble to this Agreement.

          "First Citizens 2001 Financial Statements" has the meaning set forth in Section 6.23.

          "First Citizens Articles" means the Articles of Incorporation of First Citizens, as amended.

          "First Citizens Bank" means The Citizens Banking Company, an Ohio banking corporation which is a wholly owned subsidiary of First Citizens.

          "First Citizens Board" means the Board of Directors of First Citizens.

          "First Citizens Code" means the Code of Regulations of First Citizens, as amended.

          "First Citizens Common Shares" means the common shares, without par value per share, of First Citizens.

          "First Citizens Meeting" has the meaning set forth in Section 6.02.

          "First Citizens SEC Documents" has the meaning set forth in Section 5.04(h)(i).

          "GAAP" means generally accepted accounting principles.

          "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

          "ICBC" has the meaning set forth in the preamble to this Agreement.

          "ICBC 2001 Financial Statements" has the meaning set forth in Section 6.23.

          "ICBC Affiliate" has the meaning set forth in Section 6.07.

          "ICBC Articles" means the Articles of Incorporation of ICBC, as amended.

          "ICBC Board" means the Board of Directors of ICBC.

          "ICBC Code" means the Code of Regulations of ICBC.

          "ICBC Common Shares" means the common shares, without par value, of ICBC.

          "ICBC DRIP" means ICBC's Dividend Reinvestment and Stock Purchase
     Plan.

          "ICBC Meeting" has the meaning set forth in Section 6.02.

          "IRS" has the meaning set forth in Section 5.03(m)(ii).

          The term "knowledge" means, with respect to First Citizens, actual knowledge of any officer of First Citizens with the title of not less than a senior vice president and, with respect to ICBC, actual knowledge of any officer of ICBC with the title of not less than vice president.

          "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

          "Material Adverse Effect" means, with respect to First Citizens or ICBC, any effect that (i) is material and adverse to the financial position, results of operations or business of First Citizens and its Subsidiaries taken as a whole or ICBC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either First Citizens or ICBC to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (a) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities or other changes affecting depository institutions generally, including changes in general economic conditions and changes in prevailing interest and deposit rates and changes as a result of the terrorist attack on the United States on September 11, 2001, (b) any modifications or changes to valuation policies and practices in connection with the Merger or restructuring charges taken in connection with the Merger, in each case in accordance with GAAP, (c) changes resulting from expenses (such as legal, accounting and investment bankers' fees) incurred in connection with this Agreement or the transactions contemplated herein, or (d) actions or omissions of a party which have been waived in accordance with Section 9.02.

          "Merger" collectively refers to the Parent Merger and the Subsidiary Merger, as set forth in Section 2.02.

          "Merger Consideration" has the meaning set forth in Section 2.01.

          "NASD" means The National Association of Securities Dealers.

          "NASDAQ" means The Nasdaq Stock Market, Inc.'s SmallCap Market System.

          "New Certificate" has the meaning set forth in Section 3.04(a).

          "OCC" means The Office of the Comptroller of the Currency.

          "OGCL" means the Ohio General Corporation Law.

          "Old Certificate" has the meaning set forth in Section 3.04(a).

          "ORC" means the Ohio Revised Code.

          "OSS " means the Office of the Secretary of State of the State of Ohio.

          "Parent Merger" has the meaning set forth in Section 2.01.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

          "Pension Plan" has the meaning set forth in Section 5.03(m)(ii).

          "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule.

          "Proxy/Prospectus" has the meaning set forth in Section 6.03(a).

          "Proxy Statement" has the meaning set forth in Section 6.03(a).

          "Registration Statement" has the meaning set forth in Section 6.03(a).

          "Regulatory Authority" has the meaning set forth in Section
     5.03(i)(i).

          "Representatives" means, with respect to any Person, such Person's directors, officers, employees, managers, legal or financial advisors or any representatives of such legal or financial advisors.

          "Resulting Bank" has the meaning set forth in Section 2.02.

          "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, warrants, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Shareholders" has the meaning set forth in Recital C.

          "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of Regulation S-X of the SEC.

          "Surviving Corporation" has the meaning set forth in Section 2.01.

          "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

          "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

          "Treasury Shares", with respect to ICBC, shall mean ICBC Common Shares held by ICBC or any of its Subsidiaries or, with respect to First Citizens, shall mean First Citizens Common Shares held by First Citizens or any of its Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted in good faith.

          "Valuation Period" has the meaning set forth in Section 8.01(e).

          "Voting Agreements" has the meaning set forth in Recital C.

                                   ARTICLE II
                                   THE MERGER

         2.01 THE PARENT MERGER. At the Effective Time, ICBC shall merge with and into First Citizens (the "Parent Merger"), the separate corporate existence of ICBC shall cease and First Citizens shall survive and continue to exist as an Ohio corporation (First Citizens, as the surviving corporation in the Parent Merger, sometimes being referred to herein as the "Surviving Corporation"). Notwithstanding the provisions of Section 9.02, but subject to the final clause thereof, First Citizens may at any time prior to the Effective Time change the method of effecting the Merger (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary, appropriate or desirable; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be issued to holders of ICBC Common Shares as provided for in Article III of this Agreement (the "Merger Consideration"), (ii) adversely affect the tax treatment of ICBC's shareholders as a result of receiving the Merger Consideration; or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

         2.02 THE SUBSIDIARY MERGER. At the time specified by First Citizens Bank in its Certificate of Merger filed with the OSS (which shall not be earlier than the Effective Time), Bank shall merge with and into First Citizens Bank (the "Subsidiary Merger") pursuant to an agreement to merge (the "Agreement to Merge") to be executed by Bank and First Citizens Bank and filed with the OSS and the OCC, as required. Upon consummation of the Subsidiary Merger, the separate corporate existence of Bank shall cease and First Citizens Bank shall survive and continue to exist as a state banking corporation (First Citizens Bank, as the resulting bank in the Subsidiary Merger, sometimes being referred to herein as the "Resulting Bank"). (The Parent Merger and the Subsidiary Merger shall sometimes collectively be referred to as the "Merger".) Notwithstanding the foregoing, it is understood and agreed that First Citizens shall reserve the right to change the method of effecting the Subsidiary Merger.

         2.03 EFFECTIVENESS OF PARENT MERGER. Subject to the satisfaction or waiver, in accordance with the terms of this Agreement, of the conditions set forth in Article VII, the Parent Merger shall become effective upon the occurrence of the filing in the office of the OSS of a certificate of merger in accordance with Section 1701.81 of the OGCL or such later date and time as may be set forth in such filing. The Parent Merger shall have the effects prescribed in the OGCL.

         2.04 EFFECTIVE DATE AND EFFECTIVE TIME. Subject to the satisfaction or waiver, in accordance with the terms of this Agreement, of the conditions set forth in Article VII, the parties shall cause the effective date of the Parent Merger (the "Effective Date") to occur (i) as soon as practicable after the last of the conditions set forth in Article VII shall have been satisfied or waived, or (ii) on such other date to which the parties may agree in writing. The time on the Effective Date when the Parent Merger shall become effective is referred to as the "Effective Time."

                                   ARTICLE III
                       CONSIDERATION; EXCHANGE PROCEDURES

         3.01 MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Parent Merger and without any action on the part of any Person:

                  (a) OUTSTANDING ICBC COMMON SHARES AND ICBC RIGHTS. Each ICBC Common Share (including those ICBC Common Shares that have been issued to ICBC shareholders pursuant to the ICBC DRIP but excluding Treasury Shares, Dissenting Shares and ICBC Common Shares held by First Citizens immediately prior to the Effective Time), issued and outstanding immediately prior to the Effective Time shall become and be converted into 1.7 First Citizens Common Shares (the "Exchange Ratio"). The Exchange Ratio shall be subject to adjustment as set forth in Section 3.05.

                  (b) TREASURY SHARES. Each ICBC Common Share held as Treasury Shares and each ICBC Common Share held by First Citizens immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

                  (c) DISSENTING SHARES. Dissenting Shares shall not be exchanged for First Citizens Common Shares but rather shall be entitled to the rights set forth in Sections 1701.84 and 1701.85 of the OGCL. Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions (except dividends or other distributions payable to shareholders of record of ICBC at a date which is prior to the Effective Date) and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to the OGCL.

                  (d) OUTSTANDING FIRST CITIZENS COMMON SHARES. Each First Citizens Common Share issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and be unaffected by the Parent Merger.

         3.02 RIGHTS AS SHAREHOLDERS; SHARE TRANSFERS. At the Effective Time, holders of ICBC Common Shares shall cease to be, and shall have no rights as, shareholders of ICBC, other than to receive any dividend or other distribution with respect to such ICBC Common Shares with a record date occurring prior to the Effective Time and the consideration provided under this Article III, and appraisal rights in the case of Dissenting Shares. After the Effective Time, there shall be no transfers on the stock transfer books of ICBC or the Surviving Corporation of any ICBC Common Shares.

         3.03 FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional First Citizens Common Shares and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Parent Merger. Instead, First Citizens shall pay to each holder of ICBC Common Shares who would otherwise be entitled to a fractional First Citizens Common Share (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fractional First Citizens Common Share to which the holder would be entitled by the last sale price of First Citizens Common Shares, as reported by the NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the NASDAQ trading day immediately preceding the Effective Date.

         3.04     EXCHANGE PROCEDURES.

                  (a) At or prior to the Effective Time, First Citizens shall deposit, or shall cause to be deposited, with Illinois Stock Transfer Company (in such capacity, the "Exchange Agent"), for the benefit of the holders of certificates formerly representing ICBC Common Shares ("Old Certificates"), for exchange in accordance with this Article III, certificates representing First Citizens Common Shares ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring on or after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this
Article III in exchange for outstanding ICBC Common Shares.

                  (b) As promptly as practicable after the Effective Date, First Citizens shall send or cause to be sent to each former holder of record of ICBC Common Shares immediately prior to the Effective Time transmittal materials for use in exchanging such shareholder's Old Certificates for the Merger Consideration. First Citizens shall cause the New Certificates into which ICBC Common Shares are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such shareholder shall be entitled to receive to be delivered to such shareholder upon delivery to the Exchange Agent of Old Certificates representing such ICBC Common Shares (or indemnity reasonably satisfactory to First Citizens and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such shareholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such shareholder shall be entitled to receive pursuant to this Article III upon such delivery.

                  (c) Notwithstanding the foregoing, neither the Exchange Agent, nor any party hereto shall be liable to any former holder of ICBC Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                  (d) No dividends or other distributions with respect to First Citizens Common Shares with a record date occurring on or after the Effective Date shall be paid to the holder of any unsurrendered Old Certificate converted in the Parent Merger into the right to receive First Citizens Common Shares until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section
3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to First Citizens Common Shares such holder had the right to receive upon surrender of the Old Certificates.

                  (e) Any portion of the Exchange Fund that remains unclaimed by the shareholders of ICBC for six months after the Effective Time shall be paid to First Citizens. Any shareholders of ICBC who have not theretofore complied with this Article III shall thereafter look only to First Citizens for payment of the First Citizens Common Shares, cash in lieu of any fractional shares and unpaid dividends and distributions on First Citizens Common Shares deliverable in respect of each ICBC Common Share such shareholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

         3.05     ANTI-DILUTION PROVISIONS; OTHER ADJUSTMENTS.

                  (a) In the event First Citizens changes (or establishes a record date for changing) the number of First Citizens Common Shares issued and outstanding between the date hereof and the Effective Date as a result of a stock split, stock dividend, recapitalization, reclassification, split up, combination, exchange of shares, readjustment or similar transaction with respect to the outstanding First Citizens Common Shares and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                  (b) In the event that the Average First Citizens Price during the Valuation Period (as such terms are defined in Section 8.01(e) of this Agreement) exceeds $29.50 (the "Base Value"), then First Citizens, at its option, may adjust the Exchange Ratio payable to the ICBC shareholders and pay an adjusted Exchange Ratio in accordance with the following formula: (Base Value x 1.7) divided by Average First Citizens Price = Adjusted Exchange Ratio.

                                   ARTICLE IV
                     ACTIONS PENDING CONSUMMATION OF MERGER

         4.01 FORBEARANCES OF ICBC. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of First Citizens, ICBC will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Except as Previously Disclosed, conduct the business of ICBC and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon ICBC's ability to perform any of its material obligations under this Agreement.

                  (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (i) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional ICBC Common Shares or any Rights, (ii) enter into any agreement with respect to the foregoing, or (iii) permit any additional ICBC Common Shares to become subject to new grants of Rights to any employee or director of ICBC or any of its Subsidiaries.

                  (c) Dividends, Etc. (i) Make, declare, pay or set aside for payment any dividend, other than (A) semi-annual cash dividends to holders of ICBC Common Shares in an amount not to exceed, on an annualized basis, the aggregate per share amount declared and paid with respect to 2000 (which was $.60 per share), with record and payment dates consistent with past practice, and (B) dividends from wholly owned Subsidiaries of ICBC to ICBC, or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

                  (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance, retention, change in control, or similar agreements or arrangements with any director, officer or employee of ICBC or any of its Subsidiaries, or grant any salary or wage increase or increase any employee benefit, (including incentive or bonus payments) except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice as Previously Disclosed to First Citizens, (ii) for other changes that are required by applicable law, or (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof.

                  (e) Benefit Plans. Except as Previously Disclosed, enter into, establish, adopt or amend (except (i) as may be required by applicable law, (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iii) the regular annual renewal of insurance contracts) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, change in control, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of ICBC or any of its Subsidiaries, or take any action to accelerate the payment of benefits, or the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

                  (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties except in the ordinary course of business.

                  (g) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

                  (h) Governing Documents. Amend the ICBC Articles, ICBC Code or the articles of incorporation or bylaws (or similar governing documents) of any of ICBC's Subsidiaries.

                  (i) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

                  (j) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in Section 5.03(k)) or amend or modify in any material respect any of its existing material contracts.

                  (k) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involves solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to ICBC and its Subsidiaries, taken as a whole.

                  (l) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or
(b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

                  (m) Risk Management. Except pursuant to applicable law or regulation, (i) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices; (ii) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk; (iii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk; or (iv) fail to follow its existing policies or practices with respect to managing its fiduciary risks.

                  (n) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business.

                  (o) Indirect and Brokered Loans. Except as Previously Disclosed, make or purchase any indirect or brokered loans.

                  (p) Commitments. Agree or commit to do any of the foregoing.

         4.02 FORBEARANCES OF FIRST CITIZENS. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of ICBC, First Citizens will not, and will cause each of its Subsidiaries not to:

                  (a) Ordinary Course. Conduct the business of First Citizens and its Subsidiaries other than in the ordinary and usual course or fail to use reasonable efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, or voluntarily take any action which, at the time taken, is reasonably likely to have an adverse effect upon First Citizens' ability to perform any of its material obligations under this Agreement.

                  (b) Preservation. Fail to use reasonable efforts to preserve intact in any material respect their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates.

                  (c) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary dividend, except for special dividends paid in accordance with past practice.

                  (d) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP.

                  (e) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding which does not involve precedent for other material claims, actions or proceedings and which involve solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to First Citizens and its Subsidiaries, taken as a whole.

                  (f) Adverse Actions. (a) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or
(b) knowingly take any action that is intended or is reasonably likely to result in (i) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (ii) any of the conditions to the Merger set forth in Article VII not being satisfied or (iii) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation; provided, however, that nothing contained herein shall limit the ability of First Citizens to exercise its rights under the Voting Agreements.

                  (g) Risk Management. Except pursuant to applicable law or regulation, (i) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, or (ii) fail to use commercially reasonable means to avoid any material increase in its aggregate exposure to interest rate risk.

                  (h) Commitments. Agree or commit to do any of the foregoing.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         5.01 DISCLOSURE SCHEDULES. On or prior to the date hereof, First Citizens has delivered to ICBC a schedule and ICBC has delivered to First Citizens a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items, the disclosure of which are necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its respective covenants contained in Article IV; provided, that
(a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to have or result in a Material Adverse Effect on the party making the representation. ICBC's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue, incorrect or to have been breached as a result of effects on ICBC arising solely from actions taken in compliance with a written request of First Citizens.

         5.02 STANDARD. No representation or warranty of ICBC or First Citizens contained in Section 5.03 or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event (either individually or taken together with all other facts, events or circumstances inconsistent with such or with any representation or warranty contained in Section 5.03 or 5.04) has had, or is reasonably likely to have, a Material Adverse Effect.

         5.03 REPRESENTATIONS AND WARRANTIES OF ICBC. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, ICBC hereby represents and warrants to First Citizens:

                  (a) ORGANIZATION, STANDING AND AUTHORITY. ICBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. ICBC is registered as a bank holding company under the BHCA. Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

                  (b) CAPITAL STRUCTURE OF ICBC. As of the date hereof, the authorized capital stock of ICBC consists solely of 1,400,000 ICBC Common Shares, of which 614,281.308 shares are outstanding. As of the date hereof, 15,160.692 Treasury Shares were held by ICBC or otherwise owned by ICBC or its Subsidiaries. The outstanding ICBC Common Shares have been duly authorized, are validly issued and outstanding, fully paid and nonassessable, and are not subject to any preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, (i) there are no ICBC Common Shares authorized and reserved for issuance, (ii) ICBC does not have any Rights issued or outstanding with respect to ICBC Common Shares, and (iii) other than pursuant to the ICBC DRIP, ICBC does not have any commitment to authorize, issue or sell any ICBC Common Shares or

Rights. ICBC has an option plan pursuant to which Rights to purchase ICBC Common Shares are outstanding and there are outstanding options to purchase 17,000 ICBC Common Shares under such option plan.

                  (c)      SUBSIDIARIES.

                           (i)(A) Bank is ICBC's only subsidiary, (B) ICBC owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to ICBC or any of its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to ICBC or any of its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by ICBC or any of its Subsidiaries are fully paid and nonassessable (except pursuant to 12 U.S.C. Section 55) and are owned by ICBC or its Subsidiaries, except as Previously Disclosed, free and clear of any Liens.

                           (ii) ICBC does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

                  (d) CORPORATE AUTHORITY. Each of ICBC and Bank has full corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the receipt by ICBC of the approval of this Agreement and the Merger from their respective shareholders and the approval of applicable federal and state banking authorities, as set forth in subsection (f) below, ICBC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

                  (e) CORPORATE POWER; AUTHORIZED AND EFFECTIVE AGREEMENT. Subject to receipt of the requisite adoption of this Agreement and the Parent Merger by the holders of the outstanding ICBC Common Shares entitled to vote thereon, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of ICBC and the ICBC Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of ICBC, enforceable against ICBC in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, and except to the extent such enforceability may be limited by laws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by appointment of a conservator by the FDIC).

                  (f)      REGULATORY APPROVALS; NO DEFAULTS.

                           (i) Except as Previously Disclosed, no consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by ICBC or any of its Subsidiaries in connection with the execution, delivery or performance by ICBC of this Agreement or the consummation of the Merger, except for (A) the filings of applications, notices and the Agreement to Merge, as applicable, with federal and state banking authorities to approve the transactions contemplated by this Agreement and to continue ICBC's trust powers and trust activities, (B) the filings with the SEC and state securities authorities, (C) the filing of the certificate of merger with the OSS pursuant to the OGCL, and (D) receipt of approvals set forth in Section 7.01(b). As of the date hereof, ICBC is not aware of any reason why the approvals set forth in
         Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to receipt of the regulatory and shareholder approvals referred to above and expiration of related regulatory waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) except as Previously Disclosed, constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of ICBC or of any of its Subsidiaries or to which ICBC or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the ICBC Articles or the ICBC Code or (C) except as Previously Disclosed, require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (g)      FINANCIAL STATEMENTS; MATERIAL ADVERSE EFFECT.

                           (i) ICBC has delivered or will deliver to First Citizens (a) financial statements for each of the fiscal years ended December 31, 1996, 1997, 1998, 1999 and 2000, respectively, consisting of balance sheets and the related statements of income and retained earnings and cash flows for the fiscal years ended on such date, all as certified by Crowe, Chizek, L.L.P., ICBC's independent auditors, and
         (b) unaudited consolidated financial statements for the interim periods ended March 31, 2001 and June 30, 2001, consisting of balance sheets and the related statements of income. The aforesaid financial statements, as of the dates thereof and for the periods covered thereby, have been prepared in conformity with GAAP, consistently applied throughout the periods indicated, and fairly present the financial position of ICBC as of the dates thereof and the results of operations and cash flows for the periods indicated, except in the case of the interim financial statements, normal year-end adjustments and the absence of notes thereto.

                           (ii) Since June 30, 2001, ICBC and its Subsidiaries have not incurred any material liability not disclosed in ICBC's financial statements that would be required to be disclosed therein pursuant to GAAP.

                           (iii) Since June 30, 2001, (A) ICBC and its
         Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby) and
         (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to ICBC.

                           (iv) The ICBC 2001 Financial Statements will not (i) reveal one or more matters that are inconsistent with any of the representations and warranties of ICBC and which constitute or are reasonably likely to have a Material Adverse Effect on ICBC or any of its Subsidiaries or (ii) deviate materially and adversely from the financial statements for the fiscal year ended December 31, 2000 or the three (3) months ended March 31, 2001 or six (6) months ended June 30, 2001, respectively, of ICBC.

                  (h) LITIGATION. Except as Previously Disclosed, no litigation, claim or other proceeding before any court or governmental agency is pending against ICBC or any of its Subsidiaries and, to ICBC's knowledge, no such litigation, claim or other proceeding has been threatened.

                  (i)      REGULATORY MATTERS.

                           (i) Neither ICBC nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any federal or state governmental agency or authority charged with the supervision or regulation of financial institutions (or their holding companies) or issuers of securities or engaged in the insurance of deposits (including, without limitation, the Office of the Comptroller of the Currency, the Federal Reserve System and the FDIC) or engaged in the supervision or regulation of ICBC or any of its Subsidiaries (collectively, the "Regulatory Authorities").

                           (ii) Neither ICBC nor any of its Subsidiaries has been advised by any Regulatory Authority that such Regulatory Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (j) COMPLIANCE WITH LAWS. Except as Previously Disclosed, each of ICBC and its Subsidiaries:

                           (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto, including those relating to the conduct of trust activities or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices;

                           (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to ICBC's knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii) has not received, since June 30, 2001, any notification or communication from any Governmental Authority (A) asserting that ICBC or any of its Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to ICBC's knowledge, do any grounds for any of the foregoing exist).

                  (k) MATERIAL CONTRACTS; DEFAULTS. Except for this Agreement and those agreements and contracts Previously Disclosed, neither ICBC nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that would constitute a "material contract" within the meaning of Item 601(b)(10) of the SEC's Regulation S-K, (ii) that is a "material contract" (as defined above) and is up for renewal or extension (either by notice, lack of notice or otherwise) between the date of this Agreement and the Effective Date, or (iii) that restricts or limits in any way the conduct of business by ICBC or any of its Subsidiaries (including without limitation a non-compete or similar provision). Neither ICBC nor any of its Subsidiaries is in default in any material respect under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected in any way, or under which it or its respective assets, business, or operations receive benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

                  (l) BROKERAGE AND FINDER'S FEES. Except for fees payable to Young & Associates, Inc., ICBC has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

                  (m)      EMPLOYEE BENEFIT PLANS.

                           (i) Section 5.03(m) of ICBC's Disclosure Schedule contains a complete and accurate list of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment, retention, change in control, severance agreements, and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of ICBC or any of its Subsidiaries participates, sponsors or contributes, or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"), other than individual retirement arrangements or HR 10 plans maintained solely by the Employee, Consultant or Director, programs sponsored by previous employers or any program described in DOL Regulation Section 2510.3-1(b). Neither ICBC nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan.

                           (ii) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act, or any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA, the Code, the Securities Act, the Exchange Act, the Age Discrimination in Employment Act and any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under
         Section 401(a) of the Code has received a favorable determination letter (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the Code) from the Internal Revenue Service ("IRS"), and ICBC is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the knowledge of ICBC, threatened legal action, suit or claim relating to the Compensation and Benefit Plans, other than routine claims for benefits. Neither ICBC nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject ICBC or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

                           (iii) None of the Compensation and Benefits Plans currently in effect is subject to Title IV of ERISA. No liability under Title IV of ERISA has been or is expected to be incurred by ICBC or any of its Subsidiaries with respect to any terminated "single-employer plan", within the meaning of

         Section 4001(a)(15) of ERISA, formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with ICBC under Section 4001(a)(14) of ERISA or
         Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). Except as listed in Section 5.03(m) of ICBC's Disclosure Schedule, none of ICBC, any of its Subsidiaries or any ERISA Affiliate has contributed, or has been obligated to contribute, to either a defined benefit pension plan subject to Title IV of ERISA or to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA, has been required to be filed for any Compensation and Benefit Plan or by any ERISA Affiliate Plan. Except as Previously Disclosed, to the knowledge of ICBC, there is no pending investigation or enforcement action by the U.S. Department of Labor (the "DOL") or the IRS or any other Governmental Authority with respect to any Compensation and Benefit Plan.

                           (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan or any employee benefit arrangements under any collective bargaining agreement to which ICBC or any of its Subsidiaries was or is a party have been timely made or have been reflected on ICBC's financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and all required payments to the PBGC with respect to each Pension Plan or ERISA Affiliate Plan have been made on or before their due dates. None of ICBC, any of its Subsidiaries or any ERISA Affiliate (x) has provided, or would reasonably be expected to be required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to
         Section 401(a)(29) of the Code, and (y) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a Lien under Section 412(n) of the Code or pursuant to ERISA.

                           (v) Neither ICBC nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated without incurring liability thereunder. There has been no communication to Employees by ICBC or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

                           (vi) ICBC and its Subsidiaries do not maintain any Compensation and Benefit Plans covering foreign (i.e., non-United States) Employees.

                           (vii) With respect to each Compensation and Benefit Plan, if applicable, ICBC has provided or made available to First Citizens, true and complete copies of existing: (A) Compensation and Benefit Plan documents and amendments thereto; (B) trust instruments and insurance contracts; (C) the two most recent Forms 5500 filed with the IRS; (D) the most recent actuarial report and financial statement; (E) the most recent summary plan description;
         (F) forms filed with the PBGC (other than for premium payments); (G) the most recent determination letter issued by the IRS; (H) any Form 5310 or Form 5330 filed with the IRS; and (I) the most recent nondiscrimination tests performed under ERISA and the Code (including 401(k) and 401(m) tests).

                           (viii) Except as disclosed on Section 5.03(m) of ICBC's Disclosure Schedule, the consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

                           (ix) Except as disclosed on Section 5.03(m) of ICBC's Disclosure Schedule, neither ICBC nor any of its Subsidiaries maintains any compensation plans, programs or arrangements the payments under which would not reasonably be expected to be deductible as a result of the limitations under Section 162(m) of the Code and the regulations issued thereunder.

                           (x) Except as disclosed on Section 5.03(m) of ICBC's Disclosure Schedule, as a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time), none of First Citizens, ICBC or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code) of ICBC on a consolidated basis, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

                  (n) LABOR MATTERS. Neither ICBC nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is ICBC or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel ICBC or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to ICBC's knowledge, threatened, nor is ICBC aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

                  (o) FIRST CITIZENS COMMON SHARE OWNERSHIP. Except as Previously Disclosed, neither ICBC nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) and (C)(3) of the ORC, are

"beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the outstanding First Citizens Common Shares.

                  (p) ENVIRONMENTAL MATTERS. To ICBC's knowledge, neither the conduct nor operation of ICBC or its Subsidiaries nor any condition of any property presently owned, leased or operated by any of them (including, without limitation, in a fiduciary or agency capacity), or on which any of them holds a Lien, violates Environmental Laws and to ICBC's knowledge, no condition has existed or event has occurred with respect to any of them or any such property that is reasonably likely to result in liability under Environmental Laws. To ICBC's knowledge, neither ICBC nor any of its Subsidiaries has received any notice from any person or entity that ICBC or its Subsidiaries or the operation or condition of any property owned, leased, operated, or held as collateral or in a fiduciary capacity by any of them are or were in violation of or otherwise are alleged to have liability under any Environmental Law, including, but not limited to, responsibility (or potential responsibility) for the cleanup or other remediation of any pollutants, contaminants, or hazardous or toxic wastes, substances or materials at, on, beneath, or originating from any such property.

                  (q)      TAX MATTERS.

                           (i)(A) All Tax Returns that are required to be filed by or with respect to ICBC and its Subsidiaries have been duly and timely filed and all such Tax Returns are true, correct and complete in all material respects, (B) all Taxes shown to be due on the Tax Returns referred to in clause (i)(A) have been paid in full, (C) the Tax Returns referred to in clause (i)(A) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired for all tax years ending on or before December 31, 1997, (D) all deficiencies asserted or assessments made as a result of any examination of the Tax Returns of ICBC and its Subsidiaries for tax years ending on or before December 31, 1997 have been paid in full, and (E) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of ICBC or its Subsidiaries. ICBC has provided or made available to First Citizens true and correct copies of the United States federal income Tax Returns filed by ICBC and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 2000. Neither ICBC nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes in excess of the amounts accrued with respect thereto that are reflected in ICBC's June 30, 2001 financial statements. As of the date hereof, neither ICBC nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                           (ii) No Tax is required to be withheld pursuant to
         Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

                           (iii) No claim has ever been made by an authority in a jurisdiction where ICBC or any of its Subsidiaries does not file Tax Returns that ICBC or such Subsidiary is or may be subject to taxation by that jurisdiction nor, to the knowledge of ICBC, is there any factual basis for any such claim.

                           (iv) Neither ICBC nor any of its Subsidiaries has applied for any ruling from any Tax authority with respect to Taxes nor entered into a closing agreement (or similar arrangement) since December 31, 1996 with any Tax authority.

                           (v) Except as Previously Disclosed, neither ICBC nor any of its Subsidiaries has been audited by any Tax authority for taxable years ending on or subsequent to December 31, 1995.

                           (vi) Neither ICBC nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement (other than a Tax sharing agreement with each other), nor do ICBC or any of its Subsidiaries have any liability for the Taxes of any person (other than ICBC or any of its Subsidiaries) as a transferee or successor, by contract, or otherwise.

                           (vii) Neither ICBC nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (viii) Neither ICBC nor any of its Subsidiaries is a United States real property holding corporation within the meaning of
         Section 897(c)(2) of the Code during the applicable period specified in Code Section 897(c)(1)(A)(ii).

                           (ix) ICBC (and each of its Subsidiaries, to the extent applicable) has disclosed on its federal income Tax Return all positions taken therein that could give rise to a substantial understatement of income Tax within the meaning of Code Section 6662.

                           (x) Neither ICBC nor any of its Subsidiaries has agreed, nor is it required, to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise that will affect its liability for Taxes.

                           (xi) Neither ICBC nor any of its Subsidiaries has made an election, nor is it required, to treat any asset as owned by another person pursuant to the provisions of Section 168(f) of the Code or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.

                           (xii) Neither ICBC nor any of its Subsidiaries has filed an election under Section 338(g) or 338(h)(10) of the Code.

                           (xiii) Neither ICBC nor any of its Subsidiaries owns an interest in any (A) domestic international sales corporation, (B) foreign sales corporation, (C) controlled foreign corporation, or (D) passive foreign investment company, as such terms are defined in the Code.

                           (xiv) There are no joint ventures, partnerships, limited liability companies, or other arrangements or contracts to which ICBC or any of its Subsidiaries is a party that could be treated as a partnership for Tax purposes.

                           (xv) All tax returns, of any kind relating to trust activities, that are required to be filed by ICBC, have been duly filed, taxes timely paid and no issues have been raised, by the relevant taxing authority, in connection with the examination of any said tax returns.

                  (r) RISK MANAGEMENT INSTRUMENTS. Neither ICBC nor any of its Subsidiaries has any interest rate swaps, caps, floors, option agreements, futures and forward contracts or other similar risk management arrangements.

                  (s) BOOKS AND RECORDS. The books of account, minute books, (except minutes relating to the process leading to this Agreement and the transactions contemplated hereunder) stock record books, and other records of ICBC and its Subsidiaries, are complete and correct in all material respects and have been maintained in accordance with sound business practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the issuer, including the maintenance of an adequate system of internal controls that is sufficient to provide reasonable assurances that transactions are executed in accordance with management's authorization, that transactions are recorded as necessary, that access to assets is permitted only in accordance with management's authorization, and that the recorded accountability for assets is compared at reasonable intervals and appropriate action is taken with respect to any differences. All of the books of account, minute books, stock record books, and other records of ICBC and its Subsidiaries have been or will be made available to First Citizens promptly upon their completion. The minute books of ICBC contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of Bank, and no meeting of any such shareholders, Board of Directors, or committee has been held for which minutes have been prepared and are not contained in such minute books, except for the minutes related to the process leading to and approving this Agreement and the transactions contemplated hereunder. The fiduciary books and records of ICBC, from trust activities, have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with applicable fiduciary accounting practices and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present, in all material respects, the substance of trust events and transactions included therein.

                  (t) INSURANCE. ICBC's Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by ICBC or its Subsidiaries. ICBC and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of ICBC reasonably has determined to be prudent in accordance with industry practices. All such insurance policies are in full force and effect; ICBC and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

                  (u) DISCLOSURE. The representations and warranties contained in this Section 5.03 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

                  (v) MATERIAL ADVERSE CHANGE. ICBC has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since June 30, 2001, that has had a Material Adverse Effect on ICBC.

                  (w) ABSENCE OF UNDISCLOSED LIABILITIES. Neither ICBC nor any of its Subsidiaries has any liability (contingent or otherwise) that is material to ICBC on a consolidated basis, or that, when combined with all liabilities as to similar matters would be material to ICBC on a consolidated basis, except as disclosed in the ICBC Financial Statements.

                  (x) PROPERTIES. ICBC and its Subsidiaries have good and, as to real estate, marketable title, free and clear of all Liens, defaults or equitable interests to all of the properties and assets, real and personal, reflected on the ICBC Financial Statements as being owned by ICBC as of June 30, 2001, or acquired after such date, except (i) statutory Liens for amounts not yet due and payable, (ii) pledges to secure deposits and other Liens incurred in the ordinary course of banking business, (iii) such Liens, if any, as do not materially adversely impair the value of such properties or the business operations conducted at such properties, (iv) dispositions and encumbrances in the ordinary course of business, (v) Liens on properties acquired in foreclosure or on account of debts previously contracted, and (vi) the Lien as Previously Disclosed in the paragraph of the Disclosure Schedules corresponding to Section 5.03(c). All leases pursuant to which ICBC or any of its Subsidiaries, as lessee, leases real or personal property (except for leases that have expired by their terms or that ICBC or any such Subsidiary has agreed to terminate since the date hereof) are valid without default thereunder by the lessee or, to ICBC's knowledge, the lessor.

                  (y) LOANS; CERTAIN TRANSACTIONS. Each loan reflected as an asset in the ICBC Financial Statements as of June 30, 2001, and each balance sheet date subsequent thereto, other than loans the unpaid balance of which does not exceed $50,000 in the aggregate, (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Except as Previously Disclosed, as of June 30, 2001, Bank is not a party to a loan, including any loan guaranty, with any director, executive officer or 5% shareholder of ICBC or any of its Subsidiaries or any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. All loans and extensions of credit that have been made by Bank and that are subject to Section 22(b) of the Federal Reserve Act, as amended, comply therewith.

                  (z) ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses reflected on the ICBC financial statements, as of their respective dates, is, in the opinion of ICBC's management, adequate in all material respects under the requirements of GAAP to provide for reasonably anticipated losses on outstanding loans, net of recoveries.

                  (aa) REPURCHASE AGREEMENTS. With respect to all agreements pursuant to which ICBC or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, ICBC or such Subsidiary, as the case may be, has a valid, perfected first Lien or security interest in or evidence of ownership in book entry form of the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

                  (bb) DEPOSIT INSURANCE. The deposits of Bank are insured by the FDIC in accordance with The Federal Deposit Insurance Act ("FDIA"), and Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         5.04 REPRESENTATIONS AND WARRANTIES OF FIRST CITIZENS. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, First Citizens hereby represents and warrants to ICBC as follows:


                  (a) ORGANIZATION, STANDING AND AUTHORITY. First Citizens is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. First Citizens is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. First Citizens is registered as a bank holding company under the BHCA. First Citizens Bank is a state banking association duly organized, validly existing and in good standing under the laws of the State of Ohio. First Citizens Bank is duly qualified to do business and is in good standing in the State of Ohio and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

                  (b)      FIRST CITIZENS COMMON SHARES.

                           (i) As of the date hereof, the authorized capital stock of First Citizens consists solely of First Citizens Common Shares, of which 4,263,401 shares were outstanding. As of the date hereof, except as Previously Disclosed, First Citizens does not have any Rights issued or outstanding with respect to First Citizens Common Shares and First Citizens does not have any commitment to authorize, issue or sell any First Citizens Common Shares or Rights, except pursuant to this Agreement. The outstanding First Citizens Common Shares have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. Under the First Citizens Articles, First Citizens Common Shares are subject to preemptive rights under certain circumstances.

                           (ii) The First Citizens Common Shares to be issued in exchange for ICBC Common Shares in the Parent Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, will be subject to preemptive rights, but will not be issued in violation of such preemptive rights.

                  (c) ICBC COMMON SHARE OWNERSHIP. Except as Previously Disclosed, neither First Citizens nor any of its "affiliates" or "associates," as the terms "affiliates" and "associates" are defined in Section 1704.01(C)(1) and (C)(3) of the ORC, are "beneficial owners," as the term "beneficial owners" is defined in Section 1704.01(C)(4) of the ORC, of any of the outstanding ICBC Common Shares.

                  (d) SIGNIFICANT SUBSIDIARIES. Each of First Citizens' Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and is in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and First Citizens owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

                  (e) CORPORATE AUTHORITY. Each of First Citizens and its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. Subject to the receipt by First Citizens of the approval of this Agreement and the Merger from their respective shareholders and the approval of applicable federal and state banking authorities, First Citizens has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, and the Voting Agreements and to consummate the transactions contemplated hereby and thereby, and First Citizens Bank has the corporate power and authority to consummate the Subsidiary Merger in accordance with the terms of this Agreement.

                  (f) CORPORATE AUTHORITY; AUTHORIZED AND EFFECTIVE AGREEMENT. Subject to the receipt of the requisite adoption of this Agreement and the Parent Merger by the holders of the outstanding First Citizens Common Shares entitled to vote thereon, this Agreement and the Voting Agreements and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of First Citizens and the First Citizens Board on or prior to the date hereof. This Agreement is a valid and legally binding agreement of First Citizens, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles, and except to the extent such enforceability may be limited bylaws relating to safety and soundness of insured depository institutions as set forth in 12 U.S.C. Section 1818(b) or by appointment of a conservator by the FDIC).

                  (g)      REGULATORY APPROVALS; NO DEFAULTS.

                           (i) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by First Citizens or any of its Significant Subsidiaries in connection with the execution, delivery or performance by First Citizens of this Agreement or to consummate the Merger except for (A) the filing of applications, notices, and the Agreement to Merge, as applicable, with the federal and state banking authorities to approve the transactions contemplated by this Agreement and to continue ICBC's trust powers and trust activities; (B) the filing and declaration of effectiveness of the Registration Statement;
         (C) the filing of the certificate of merger with the OSS pursuant to the OGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of First Citizens Common Shares in the Parent Merger; and (E) receipt of the approvals set forth in Section 7.01(b). As of the date hereof, First Citizens is not aware of any reason why the approvals set forth in Section 7.01(b) will not be received without the imposition of a condition, restriction or requirement of the type described in Section 7.01(b).

                           (ii) Subject to the satisfaction of the requirements referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of First Citizens or of any of its Significant Subsidiaries or to which First Citizens or any of its Significant Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the First Citizens Articles or First Citizens Code, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

                  (h) FINANCIAL REPORTS AND SEC DOCUMENTS; MATERIAL ADVERSE EFFECT.

                           (i) First Citizens' Annual Reports on Form 10-K for the fiscal years ended December 31, 1999 and 2000, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 and all other reports, registration statements, definitive proxy statements or other statements filed or to be filed by it or any of its Significant Subsidiaries with the SEC subsequent to June 30, 2001 under the Securities Act, or under Section 13(a), 13(c) 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, "First Citizens SEC Documents") as of the date filed, (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and each of the balance sheets or statements of condition contained in or incorporated by reference into any such First Citizens SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of First Citizens and its Significant Subsidiaries as of its date, and each of the statements of income or results of operations and changes in shareholders' equity and cash flows or equivalent statements in such First Citizens SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in shareholders' equity and cash flows, as the case may be, of First Citizens and its Significant Subsidiaries for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

                           (ii) Since June 30, 2001, First Citizens and its Subsidiaries have not incurred any material liability not disclosed in First Citizens' financial statements that would be required to be disclosed therein pursuant to GAAP.

                           (iii) Since June 30, 2001, (A) First Citizens and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding matters related to this Agreement and the transactions contemplated hereby), and (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to First Citizens.

                  (i)      LITIGATION; REGULATORY ACTION.

                           (i) No litigation, claim or other proceeding before any Governmental Authority is pending against First Citizens or any of its Significant Subsidiaries and, to First Citizens' knowledge, no such litigation, claim or other proceeding has been threatened.

                           (ii) Neither First Citizens nor any of its Significant Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Regulatory Authority, nor has First Citizens or any of its Significant Subsidiaries been advised by a Regulatory Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

                  (j) COMPLIANCE WITH LAWS. Each of First Citizens and its Significant Subsidiaries:

                           (i) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Financial Services Modernization Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

                           (ii) has all material permits, licenses, authorizations, orders and approvals of, and has made all material filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of its knowledge, no suspension or cancellation of any of them is threatened; and

                           (iii) has not received, since June 30, 2001, any notification or communication from any Governmental Authority (A) asserting that First Citizens or any of its Significant Subsidiaries is not in compliance with any of the statutes, regulations, or ordinances which such Governmental Authority enforces or (B) threatening to revoke any license, franchise, permit, or governmental authorization (nor, to First Citizens' knowledge, do any grounds for any of the foregoing exist).

                  (k) BROKERAGE AND FINDER'S FEES. Except for fees payable to Keefe, Bruyette & Woods, First Citizens has not employed any broker, finder, or agent, or agreed to pay or incurred any brokerage fee, finder's fee, commission or other similar form of compensation in connection with this Agreement or the transactions contemplated hereby.

                  (l) TAX MATTERS. Except as Previously Disclosed, (i) all Tax Returns that are required to be filed by or with respect to First Citizens and its Subsidiaries have been duly filed, (ii) all Taxes shown to be due on the Tax Returns referred to in clause (i) have been paid in full, (iii) the Tax Returns referred to in clause (i) have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired for all tax years ending on or before December 31, 1997, (iv) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) that would have a material impact on the financial condition of First Citizens or any of its Subsidiaries are currently pending, and (vi) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of First Citizens or its Significant Subsidiaries. Neither First Citizens nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by First Citizens SEC Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in First Citizens SEC Documents filed on or prior to the date hereof. As of the date hereof, First Citizens has no reason to believe that any conditions exist that might prevent or impede the Parent Merger from qualifying as reorganization with the meaning of Section 368(a) of the Code.

                  (m) BOOKS AND RECORDS. The books and records of First Citizens and its Subsidiaries have been fully, properly and accurately maintained in all material respects, have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the substance of events and transactions included therein.

                  (n) DISCLOSURE. The representations and warranties contained in this Section 5.04 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 5.04 not misleading.

                  (o) MATERIAL ADVERSE CHANGE. First Citizens has not, on a consolidated basis, suffered a change in its business, financial condition or results of operations since June 30, 2001, that has had a Material Adverse Effect on First Citizens.

                  (p) DEPOSIT INSURANCE. The deposits of First Citizens Bank are insured by the FDIC in accordance with the FDIA, and First Citizens Bank has paid all assessments and filed all reports required by the FDIA and under the National Housing Act prior to the enactment of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.


                                   ARTICLE VI
                                    COVENANTS

         6.01 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of ICBC and First Citizens agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

         6.02 SHAREHOLDER APPROVALS. ICBC and First Citizens each agree to take, in accordance with applicable law, the ICBC Articles and ICBC Code, and the First Citizens Articles and First Citizens Code, respectively, all action necessary to convene an appropriate meeting of its shareholders to consider and vote upon the adoption of this Agreement and any other matters required to be approved or adopted by ICBC's and First Citizens' shareholders for consummation of the Parent Merger (including any adjournment or postponement, the "ICBC Meeting" and the "First Citizens Meeting," respectively), as promptly as practicable after the Registration Statement is declared effective. The ICBC Board shall recommend that its shareholders adopt this Agreement at the ICBC Meeting, unless otherwise necessary under the applicable fiduciary duties of the ICBC Board, as determined by the ICBC Board in good faith after consultation with and based upon advice of independent legal counsel. The First Citizens Board shall recommend that its shareholders adopt this Agreement at the First Citizens Meeting, unless otherwise necessary under the applicable fiduciary duties of the First Citizens Board, as determined by the First Citizens Board in good faith after consultation with and based upon advice of independent legal counsel.

         6.03     REGISTRATION STATEMENT.

                  (a) First Citizens agrees to prepare pursuant to all applicable laws, rules and regulations a registration statement on Form S-4 (the "Registration Statement") to be filed by First Citizens with the SEC in connection with the issuance of First Citizens Common Shares in the Parent Merger (including the proxy statement and prospectus and other proxy solicitation materials of ICBC and of First Citizens constituting a part thereof (the "Proxy Statement") and all related documents). ICBC agrees to cooperate, and to cause its Subsidiaries to cooperate, with First Citizens, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that ICBC and its Subsidiaries have cooperated as required above, First Citizens agrees to file the Proxy Statement and the Registration Statement (together, the "Proxy/Prospectus") with the SEC as promptly as reasonably practicable. Each of ICBC and First Citizens agrees to use all reasonable efforts to cause the Proxy/Prospectus to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. First Citizens also agrees to use all reasonable efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. ICBC agrees to furnish to First Citizens all information concerning ICBC, its Subsidiaries, officers, directors and shareholders as may be reasonably requested in connection with the foregoing.

                  (b) Each of ICBC and First Citizens agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing and at the time of the First Citizens Meeting and the ICBC Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of ICBC and First Citizens further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

                  (c) First Citizens agrees to advise ICBC, promptly after First Citizens receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of First Citizens Common Shares for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

         6.04 PRESS RELEASES. Each of ICBC and First Citizens agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or the NASDAQ rules.

         6.05 ACCESS; INFORMATION.

                  (a) Each of ICBC and First Citizens agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as any party may reasonably request and, during such period, it shall furnish promptly to such other party (i) a copy of each material report, schedule and other document filed by it pursuant to federal or state securities or banking laws, and (ii) all other information concerning the business, properties and personnel of it as the other may reasonably request. In addition, ICBC agrees to (i) provide First Citizens with notice and copies of written materials provided to ICBC and Bank directors in connection with all of their board meetings held after the date of this Agreement, other than any information relating to the transactions contemplated hereunder, and (ii) invite representatives of First Citizens to attend ICBC and Bank directors' meetings, as mutually agreed upon by First Citizens and ICBC.

                  (b) Each of ICBC and First Citizens agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.05 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the party to which such information pertains or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this

Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to another party hereto to be returned to the party which furnished the same. No investigation by either party of the business and affairs of the other shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

                  (c) During the period from the date of this Agreement to the Effective Time, each party shall promptly furnish the other with copies of all monthly and other interim financial statements produced in the ordinary course of business as the same shall become available.

         6.06     ACQUISITION PROPOSALS; BREAK UP FEE.

                  (a) ICBC shall not, and shall cause its Subsidiaries and its and its Subsidiaries' officers, directors, employees, advisors and other agents not to, directly or indirectly, take any action to solicit, initiate, engage or negotiate any proposals or offers from any person or entity, other than First Citizens, or provide any confidential information to, discuss or negotiate with any such person or entity, other than First Citizens, any Acquisition Proposal; provided, however, that nothing contained in this section shall prohibit ICBC from furnishing information to, or entering into discussion, negotiations or an agreement with, any person or entity which makes an unsolicited Acquisition Proposal if and to the extent that (a) the ICBC Board, after consultation with and based upon the advice of counsel, determines in good faith that such action is required to fulfill its fiduciary duties to the shareholders of ICBC under applicable law and (b) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, ICBC provides immediate written notice to First Citizens of such action, the identity of the bidder and the substance of such Acquisition Proposal.

                  (b) In the event ICBC executes a definitive agreement in respect of, or closes, an Acquisition Proposal, within two (2) years after the date of termination of this Agreement pursuant to the provisions of Section 8.01(f), ICBC shall pay to First Citizens in immediately available funds the sum of One Million Three Hundred Thousand Dollars ($1,300,000) within ten (10) days after the earlier of such execution or closing.

         6.07 AFFILIATE AGREEMENTS. Not later than the 15th day prior to the mailing of the Proxy Statement, ICBC shall deliver to First Citizens a schedule of each person that, to its knowledge, is or is reasonably likely to be, as of the date of the ICBC Meeting, deemed to be an "affiliate" of ICBC (each, an "ICBC Affiliate") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135. ICBC shall use its reasonable best efforts to cause each person who may be deemed to be an ICBC Affiliate to execute and deliver to ICBC on or before the date of mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B.

         6.08 CERTAIN POLICIES. Prior to the Effective Date, ICBC shall, consistent with GAAP and on a basis mutually satisfactory to it and First Citizens, (i) modify and change its loan, investment portfolio and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of First Citizens and (ii) evaluate the need for any reserves including, but not limited to, reserves relating to any outstanding litigation, any tax audits or any liabilities to be incurred upon cancellation of any contracts as a result of the Merger; provided, however, that ICBC shall not be obligated to take any such action pursuant to this Section 6.08 unless and until First Citizens acknowledges that all conditions to its obligation to consummate the Merger have been satisfied and certifies to ICBC that First Citizens' representations and warranties, subject to Section 5.02, are true and correct as of such date and that First Citizens is otherwise material in compliance with this Agreement. ICBC's representations, warranties and covenants contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any modifications or changes undertaken solely on account of this
Section 6.08.

         6.09 NASDAQ LISTING. First Citizens shall file a listing application, or a NASDAQ Notification Form for Change in the Number of Shares Outstanding, as required by NASDAQ, with respect to the First Citizens Common Shares to be issued to the holders of ICBC Common Shares in the Merger.

         6.10 REGULATORY APPLICATIONS.

                  (a) First Citizens and ICBC and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to timely effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of First Citizens and ICBC shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, and shall be provided in advance so as to reasonably exercise its right to review in advance, all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of material matters relating to completion of the transactions contemplated hereby.

                  (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

         6.11 EMPLOYMENT MATTERS; EMPLOYEE BENEFITS. It is understood and agreed that nothing in this Section 6.11 or elsewhere in this Agreement shall be deemed to be a contract of employment or be construed to give said employees any rights other than as employees at will under applicable law and said employees shall not be deemed to be third-party beneficiaries of this Agreement. Employees of ICBC who become employees of First Citizens as a result of the Merger shall, as determined by First Citizens, participate in either ICBC's Compensation and Benefit Plans (for so long as First Citizens determines necessary or appropriate) or in the employee benefit plans sponsored by First Citizens for First Citizens' employees (with credit for their years of service with ICBC for participation and vesting purposes under First Citizens' applicable plans), including credit for years of service and for seniority under vacation and sick pay plans and programs. In addition, to the extent ICBC employees participate in First Citizens' group health plan (instead of continued participation in ICBC's group health plan), First Citizens agrees to waive all restrictions and limitations for pre-existing conditions under First Citizens' group health plan. In the event an ICBC employee is terminated by First Citizens, other than for cause, within a reasonable period of time after the Merger, such terminated ICBC employee shall be entitled to receive up to a maximum of six (6) months of severance pay based upon a formula of two (2) weeks' base pay for each year of service.

         6.12 NOTIFICATION OF CERTAIN MATTERS. Each of ICBC and First Citizens shall give prompt notice to the other of any fact, event or circumstance known to it that (i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

         6.13 DIVIDEND COORDINATION. It is agreed by the parties hereto that they will cooperate to assure that as a result of the Parent Merger, during any applicable period, there shall not be a payment of both a First Citizens and an ICBC dividend to the ICBC shareholders.

         6.14 ACCOUNTING AND TAX TREATMENT. Each of First Citizens and ICBC agrees not to take any actions subsequent to the date of this Agreement that would adversely affect (i) the ability of First Citizens and ICBC to treat the Merger as a purchase in accordance with GAAP, or (ii) adversely affect the ability of ICBC and the ability of the shareholders of ICBC to characterize the Merger as a tax-free reorganization under Section 368(a) of the Code.

         6.15 NO BREACHES OF REPRESENTATIONS AND WARRANTIES. Between the date of this Agreement and the Effective Time, without the written consent of the other party, each of First Citizens and ICBC will not do any act or suffer any omission of any nature whatsoever which would cause any of the representations or warranties made in Article V of this Agreement to become untrue or incorrect in any material respect.

         6.16 CONSENTS. Each of First Citizens and ICBC shall use its reasonable best efforts to obtain any required consents to the transactions contemplated by this Agreement.

         6.17 INSURANCE COVERAGE. ICBC shall use its best efforts to cause the policies of insurance listed in the Disclosure Schedule to remain in effect between the date of this Agreement and the Effective Date.

         6.18 CORRECTION OF INFORMATION. Each of First Citizens and ICBC shall promptly correct and supplement any information furnished under this Agreement so that such information shall be correct and complete in all material respects at all times, and shall include all facts necessary to make such information correct and complete in all material respects at all times.

         6.19 CONFIDENTIALITY. Except for the use of information in connection with the Registration Statement described in Section 6.03 hereof and any other governmental filings required in order to complete the transactions contemplated by this Agreement, all information (collectively, the "Information") received by each of ICBC and First Citizens, pursuant to the terms of this Agreement shall be kept in strictest confidence; provided that, subsequent to the filing of the Registration Statement with the Securities and Exchange Commission, this Section
6.19 shall not apply to information included in the Registration Statement or to be included in the Proxy Statement to be sent to the shareholders of ICBC and First Citizens under Section 6.03. ICBC and First Citizens agree that the Information will be used only for the purpose of completing the transactions contemplated by this Agreement. ICBC and First Citizens agree to hold the Information in strictest confidence and shall not use, and shall not disclose directly or indirectly any of such Information except when, after and to the extent such Information (i) is or becomes generally available to the public other than through the failure of ICBC or First Citizens to fulfill its obligations hereunder, (ii) was already known to the party receiving the Information on a nonconfidential basis prior to the disclosure or (iii) is subsequently disclosed to the party receiving the Information on a nonconfidential basis by a third party having no obligation of confidentiality to the party disclosing the Information. In the event the transactions contemplated by this Agreement are not consummated, ICBC and First Citizens agree to return all copies of the Information provided to the other promptly.

         6.20 SUPPLEMENTAL ASSURANCES.

                  (a) On the date the Registration Statement becomes effective and on the Effective Date, ICBC shall deliver to First Citizens a certificate signed by its principal executive officer and its principal financial officer to the effect, to such officers' knowledge, that the information contained in the Registration Statement relating to the business and financial condition and affairs of ICBC, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) On the date the Registration Statement becomes effective and on the Effective Date, First Citizens shall deliver to ICBC a certificate signed by its chief executive officer and its chief financial officer to the effect, to such officers' knowledge, that the Registration Statement (other than the information contained therein relating to the business and financial condition and affairs of ICBC) does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         6.21 REGULATORY MATTERS. First Citizens, ICBC and each of their respective Subsidiaries shall cooperate and each of them agrees to use its reasonable best efforts to remediate any order, decree, agreement, memorandum of understanding or similar agreement by First Citizens, ICBC or any of their respective Subsidiaries with, or a commitment letter, board resolution or similar submission by First Citizens, ICBC or any of their respective Subsidiaries to, or supervisory letter from any Regulatory Authority to First Citizens, ICBC or any of their respective Subsidiaries, to the satisfaction of such Regulatory Authority.

         6.22 EMPLOYMENT AGREEMENTS AND RETENTION ARRANGEMENTS. First Citizens shall assume all of ICBC's obligations pursuant to those employment agreements and retention bonus agreements, set out in the paragraph of ICBC's Disclosure Schedule corresponding to Section 5.03(m).

         6.23 FINANCIAL STATEMENTS. ICBC shall deliver to First Citizens, promptly upon their completion, the financial statements of ICBC for the fiscal year ended December 31, 2001 (the "ICBC 2001 Financial Statements"), and First Citizens shall deliver to ICBC, promptly upon their completion, the financial statements of First Citizens for the fiscal year ended December 31, 2001 (the "First Citizens 2001 Financial Statements").

         6.24 FIRST CITIZENS BOARD OF DIRECTORS STRUCTURE FOLLOWING THE PARENT MERGER. At the Effective Time of the Parent Merger, First Citizens shall take such actions as are necessary to increase the number of directors comprising the First Citizens Board by two (2) members and shall fill the vacancies resulting from such increase with two (2) members of the ICBC Board recommended by ICBC and selected by First Citizens.

         6.25 FIRST CITIZENS BANK BOARD OF DIRECTORS FOLLOWING THE SUBSIDIARY MERGER. At the Effective Time of the Subsidiary Merger, First Citizens shall take such actions as are necessary to increase the number of directors comprising First Citizens Bank's Board of Directors by two (2) members and shall fill the vacancies resulting from such increase with (2) members of the ICBC Board recommended by ICBC and selected by First Citizens.

         6.26 ESTABLISHMENT OF BANK COMMUNITY BOARD. First Citizens will establish a Bank Community Board to be comprised of all current members of the ICBC Board who wish to participate (other than those ICBC directors serving as First Citizens or First Citizens Bank directors as provided for in Sections 6.24 and 6.25 above).

         6.27 BANK SIGNAGE. Following the Effective Time, First Citizens would anticipate, given the notable recognition associated with the "Citizens" and "Norwalk" names, that it would continue to be featured in all signage at Bank branches.

         6.28 VOTING AGREEMENTS. On the date of this Agreement, ICBC shall forward to First Citizens Voting Agreements which have been executed by each of the persons listed on the Form of Voting Agreement set forth on Exhibit A hereto.

         6.29 INDEMNIFICATION; DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. First Citizens shall indemnify each Person who served as a director or officer of ICBC or Bank, as the case may be, on or before the Effective Time to the fullest extent permitted pursuant to the ICBC Articles and the ICBC Code, and the articles of association and bylaws of Bank, as the case may be, and applicable provisions of Ohio and federal law from and against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement in connection with any action, suit, claim or proceeding threatened, filed, pending or completed during the three (3) year period after the Effective Time, by reason of the fact that such Person was a director or officer of ICBC or Bank, as the case may be; provided, however, that the individual making the request for indemnification under this Section 6.29 provides First Citizens with written notice of any such action, suit, claim or proceeding. First Citizens agrees to purchase directors' and officers' liability insurance for a period of three years from the Effective Date under commercially reasonable terms for such insurance that serves to reimburse the present and former officers and directors of ICBC or any of its Subsidiaries (determined at the Effective Time) with respect to claims against such directors and officers arising from facts or events which occurred before the Effective Time.

                                   ARTICLE VII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of First Citizens and ICBC to consummate the Merger is subject to the fulfillment or written waiver by First Citizens and ICBC prior to the Effective Time of each of the following conditions:

                  (a) SHAREHOLDER APPROVALS. This Agreement and the Parent Merger shall have been duly adopted by the requisite vote of (i) the shareholders of ICBC and (ii) the shareholders of First Citizens.

                  (b) REGULATORY APPROVALS. All regulatory approvals required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain (i) any conditions, restrictions or requirements which the First Citizens Board reasonably determines would either before or after the Effective Time have a Material Adverse Effect on First Citizens and its Subsidiaries taken as a whole after giving effect to the consummation of the Merger, or (ii) any conditions, restrictions or requirements that are not customary and usual for approvals of such type and which the First Citizens Board reasonably determines would either before or after the Effective Time be unduly burdensome.

                  (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

                  (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                  (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the First Citizens Common Shares to be issued in the Parent Merger shall have been received and be in full force and effect.

         7.02 CONDITIONS TO OBLIGATION OF ICBC. The obligation of ICBC to consummate the Merger is also subject to the fulfillment or written waiver by ICBC prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of First Citizens set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and ICBC shall have received a certificate, dated the Effective Date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF FIRST CITIZENS. First Citizens shall have performed in all material respects all obligations required to be performed by First Citizens under this Agreement at or prior to the Effective Time, and ICBC shall have received a certificate, dated the Effective Date, signed on behalf of First Citizens by the Chief Executive Officer and the Chief Financial Officer of First Citizens to such effect.

                  (c) TAX OPINION. ICBC shall have received an opinion of Vorys, Sater, Seymour and Pease LLP, counsel to ICBC, dated the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Parent Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and (ii) no gain or loss will be recognized by shareholders of ICBC who receive First Citizens Common Shares in exchange for ICBC Common Shares, and cash in lieu of fractional share interests, other than the gain or loss to be recognized as to cash received in lieu of fractional share interests. In rendering its opinion, counsel to ICBC may require and rely upon representations contained in letters from ICBC.

                  (d) OPINION OF YOUNG & ASSOCIATES, INC. ICBC shall have received the written opinion of Young & Associates, Inc., dated the date of the Proxy/Prospectus, to the effect that the Merger Consideration is fair to the holders of ICBC Common Shares from a financial point of view as of such date.

         7.03 CONDITIONS TO OBLIGATION OF FIRST CITIZENS. The obligation of First Citizens to consummate the Merger is also subject to the fulfillment or written waiver by First Citizens prior to the Effective Time of each of the following conditions:

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ICBC set forth in this Agreement shall be true and correct, subject to Section 5.02, as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and First Citizens shall have received a certificate, dated the Effective Date, signed on behalf of ICBC by the Chief Executive Officer and the Chief Financial Officer of ICBC to such effect.

                  (b) PERFORMANCE OF OBLIGATIONS OF ICBC. ICBC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and First Citizens shall have received a certificate, dated the Effective Date, signed on behalf of ICBC by the Chief Executive Officer and the Chief Financial Officer of ICBC to such effect.

                  (c) AFFILIATE AGREEMENTS. First Citizens shall have received the agreements referred to in Section 6.07 from each affiliate of ICBC.

                                  ARTICLE VIII
                                   TERMINATION

         8.01 TERMINATION. This Agreement may be terminated, and the Merger may be abandoned:

                  (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of First Citizens and ICBC, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

                  (b) BREACH; MATERIAL ADVERSE EFFECT. At any time prior to the Effective Time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

                  (c) DELAY. At any time prior to the Effective Time, by First Citizens or ICBC, if its respective Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Parent Merger is not consummated by April 30, 2002, except to the extent that the failure of the Parent Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

                  (d) NO APPROVAL. By ICBC or First Citizens, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (ii) the ICBC shareholders or the First Citizens shareholders fail to adopt this Agreement and the Parent Merger at the ICBC Meeting or First Citizens Meeting, as applicable.

                  (e) AVERAGE PRICE OF FIRST CITIZENS COMMON SHARES DURING VALUATION PERIOD. If the Average First Citizens Price (as defined below) of First Citizens Common Shares is less than $19.50, then either ICBC or First Citizens may, at its option, terminate this Agreement; provided, however, that in the event that ICBC notifies First Citizens of its intent to terminate under this Section 8.01(e) then prior to ICBC exercising any right of termination hereunder, First Citizens may, at its option, for a period of ten (10) business days, offer to distribute to ICBC shareholders, in connection with the share exchange under Section 3.01 hereof, an additional number of First Citizens Common Shares to offset the amount by which the Average First Citizens Closing Price is below $19.50 ("First Citizens' Offer"). Thereafter, for a period of ten
(10) business days, ICBC shall have the opportunity to accept or reject First Citizens' Offer. If ICBC rejects First Citizens' Offer, ICBC may terminate this Agreement in accordance with the provisions hereof. For purposes of this Agreement, the term "First Citizens Price" shall mean either (i) the price per share of the last sale of First Citizens Common Shares or (ii) as to those trading days in which no sales of First Citizens Common Shares are made, the average of the bid and ask price for a First Citizens Common Share, all as reported on NASDAQ at the close of the trading day by the NASD. The term "Average First Citizens Price" shall mean the arithmetic mean of the First Citizens Prices for the twenty (20) trading days immediately preceding the fifth
(5th) trading day prior to the consummation of the Merger (the "Valuation Period").

                  (f) ACQUISITION PROPOSAL. By ICBC, if in compliance with the provisions of Section 6.06(a), ICBC executes a definitive agreement in connection with, or closes, an Acquisition Proposal.

         8.02 EFFECT OF TERMINATION AND ABANDONMENT, ENFORCEMENT OF AGREEMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in Section 9.01 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination. Notwithstanding anything contained herein to the contrary, the parties hereto agree that irreparable damage will occur in the event that a party breaches any of its obligations, duties, covenants and agreements contained herein. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled by law or in equity.


                                   ARTICLE IX
                                  MISCELLANEOUS

         9.01 SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Sections 6.11, 6.24, 6.25, 6.26, 6.27, and 6.29 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.04, 6.05(b), 6.06(b), 6.19, and 8.02, and this Article IX which shall survive such termination).

         9.02 WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the ICBC Meeting, this Agreement may not be amended if it would violate the OGCL or the federal securities laws.

         9.03 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

         9.04 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Ohio applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable).

         9.05 EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, except that printing and mailing expenses shall be shared between ICBC and First Citizens in proportion to the number of shareholders of each to whom the Proxy/Prospectus is delivered. All fees to be paid to Regulatory Authorities and the SEC in connection with the transactions contemplated by this Agreement shall be borne by First Citizens.

         9.06 NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                  If to ICBC, to:

                           Independent Community Banc Corp.
                           16 Executive Drive
                           Norwalk, Ohio   44857
                           Phone:  (419) 744-3100
                           Fax:      (419) 663-7745
                           Attention:  Michael N. Clemens, President
                                       James D. Heckelman, Chairman

                  With a copy to:

                           Vorys, Sater, Seymour and Pease LLP
                           2100 One Cleveland Center
                           1375 East Ninth Street
                           Cleveland, Ohio  44114-1724
                           Phone:  (216) 479-6100
                           Fax:      (216) 479-6060
                           Attention:  John M. Saganich, Esq.

                  If to First Citizens, to:

                           First Citizens Banc Corp.
                           100 East Water Street
                           Sandusky, Ohio  44870
                           Phone:  (419) 625-4121
                           Fax:      (419) 627-3359
                           Attention:  David A. Voight, President

                  With a copy to:

                           Buckingham, Lucal, McGookey & Zeiher Co., L.P.A. 414 Wayne Street
                           P.O. Box 929
                           Sandusky, Ohio  44870
                           Phone:  (800) 410-0414
                           Fax:      (419) 627-0009
                           Attention:  James E. McGookey, Esq.

                           Squire, Sanders & Dempsey L.L.P.
                           4900 Key Tower
                           127 Public Square
                           Cleveland, Ohio  44114-1304
                           Phone:  (216) 479-8500
                           Fax:      (216) 479-8780
                           Attention:  M. Patricia Oliver, Esq.

         9.07 ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement, the Voting Agreements and any separate agreement entered into by the parties on even date herewith represent the entire understanding of the parties hereto with reference to the transactions contemplated hereby and thereby and this Agreement supersedes any and all other oral or written agreements heretofore made (other than such Voting Agreements or any such separate agreement). Except as provided in Section 6.29, nothing in this Agreement, whether express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.08 INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         9.09 WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.


              [REST OF THIS PAGE HAS BEEN LEFT INTENTIONALLY BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.


                        INDEPENDENT COMMUNITY BANC CORP.


                            By
                               -----------------------------------------------
                               Michael N. Clemens
                               President

                            By
                               -----------------------------------------------
                               James D. Heckelman
                               Chairman


                            FIRST CITIZENS BANC CORP.


                            By
                               -----------------------------------------------
                               David A. Voight
                               President

                      EXHIBIT A - FORM OF VOTING AGREEMENT

                                VOTING AGREEMENT

         This Voting Agreement is entered into on __________, 2001 (this "Agreement") by and between First Citizens Banc Corp. ("First Citizens") and __________________ (the "Shareholder").

         WHEREAS, the Shareholder owns _____________ common shares, without par value (the "Common Shares"), of Independent Community Banc Corp., a corporation organized and existing under the laws of the State of Ohio ("ICBC") and a bank holding company registered under the Bank Holding Company Act of 1956, as amended (all such Common Shares now owned and which may hereafter be acquired by the Shareholder prior to the termination of this Agreement shall be referred to herein as the ("Shares");

         WHEREAS, First Citizens and ICBC propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that ICBC will merge with and into First Citizens and ICBC's wholly-owned bank subsidiary will merge with and into First Citizens' bank subsidiary (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Merger Agreement);

         WHEREAS, it is a condition to First Citizens entering into the Merger Agreement that the Shareholder agree, and in order to induce First Citizens to enter into the Merger Agreement, the Shareholder has agreed, to enter into this Agreement; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

                                    ARTICLE 1

                            VOTING OF CONTROL SHARES

         1.1 VOTING AGREEMENT. The Shareholder hereby agrees that during the time this Agreement is in effect, at any meeting of the shareholders of ICBC, however called, and in any action by consent of the shareholders of ICBC, the Shareholder shall, subject to the Shareholder's fiduciary duty under Ohio law, vote the Shares: (i) in favor of the Parent Merger and the Merger Agreement (as amended from time to time) and (ii) against any proposal for any recapitalization, merger, sale of assets or other business combination between ICBC and any person or entity other than First Citizens or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of ICBC under the Merger Agreement or that would result in any of the conditions to the obligations of ICBC under the Merger Agreement not being fulfilled.

                                    ARTICLE 2

                          REPRESENTATION AND WARRANTIES

         The Shareholder hereby represents and warrants to First Citizens as follows:

         2.1 AUTHORITY RELATIVE TO THIS AGREEMENT. The Shareholder has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, to perform the Shareholder's obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

         2.2 % VOTING POWER. The Shares represent ___% of the voting power of the outstanding shares of capital stock of ICBC.

         2.3 NO CONFLICT.

                  (a) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Shareholder or by which the Shares are bound, or (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Shareholder is a party or by which the Shareholder is or any of the Shares are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Shareholder of the Shareholder's obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by the Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

         2.4 TITLE TO THE SHARES. The Shareholder is the sole owner of the number and class of shares of the capital stock of ICBC specified on Exhibit A hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever. The Shareholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares. The Shareholder has sole voting power with respect to the Shares.

                                    ARTICLE 3

                                  MISCELLANEOUS

         3.1 TERMINATION. This Agreement shall terminate on the earlier to occur of (i) the date of consummation of the Merger and (ii) the date of the termination of the Merger Agreement.

         3.2 SPECIFIC PERFORMANCE. The Shareholder agrees that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that First Citizens shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         3.3 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

         3.4 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed by both of the parties hereto.

         3.5 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         3.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

         3.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         3.8 ASSIGNMENTS. This Agreement shall not be assigned by operation of law or otherwise.

         3.9 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any person, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day first written above.


                                     FIRST CITIZENS BANC CORP.


                                     By:
                                        -------------------------------------
                                         Name:
                                              -------------------------------
                                         Title:
                                               ------------------------------


                                     SHAREHOLDER


                                     Name:
                                          -----------------------------------


         [ATTACHED TO THIS EXHIBIT A IS A LIST OF SHAREHOLDERS WHO WILL EXECUTE
                 A VOTING AGREEMENT AND THE NUMBER OF SHARES THAT THEY EACH OWN]

                SHAREHOLDERS WHO WILL EXECUTE A VOTING AGREEMENT
                   AND THE NUMBER OF SHARES THAT THEY EACH OWN


SHAREHOLDER                                        SHARES
-----------                                        ------

William F. Boose                                   4,872
Michael L. Clemens                                 690.32183627
Robin L. Degraff                                   60
James D. Heckelman                                 6,325.12795408
John M. Kovesdi, Jr.                               545.73466461
Leslie D. Stoneham                                 818.76065961
Jerry E. Stover                                    2,519.08926835
Richard C. Westhofen                               358.13951878
Daniel J. White                                    306.77256439

                  EXHIBIT B - FORM OF ICBC AFFILIATE AGREEMENT


                               _____________, 200_



First Citizens Banc Corp.
100 East Water Street
Sandusky, Ohio 44870

Ladies and Gentlemen:

         I have been advised that as of the date hereof I may be deemed to be an "affiliate" of Independent Community Banc Corp. ("ICBC"), as that term is defined for purposes of Paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") promulgated under the Securities Act of 1933, as amended (the "Act").

         Pursuant to the terms of the Agreement and Plan of Merger by and between First Citizens Banc Corp. ("First Citizens") and ICBC dated as of November 1, 2001 (the "Merger Agreement"), providing for the merger of ICBC with and into First Citizens (the "Merger"), and as a result of the Merger, I will receive shares of First Citizens common shares ("First Citizens Common Shares") in exchange for ICBC common shares ("ICBC Stock") owned by me at the Effective Time (as defined and determined pursuant to the Merger Agreement). This letter is being delivered pursuant to Section 6.07 of the Merger Agreement. I represent and warrant to First Citizens that in such event:

         A. I will not sell, assign or transfer the First Citizens Common Shares which I receive as aforesaid in violation of the Act or the Rules and Regulations.

         B. I have carefully read this letter and the Merger Agreement and have discussed their requirements and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the First Citizens Common Shares, to the extent I feel necessary, with my counsel or counsel for ICBC. I understand that First Citizens is relying on the representations I am making in this letter and I hereby agree to hold harmless and indemnify First Citizens and its officers and directors from and against any losses, claims, damages, expenses (including reasonable attorneys' fees), or liabilities ("Losses") to which First Citizens or any officer or director of First Citizens may become subject under the Act or otherwise as a result of the untruth, breach, or failure of such representations.

         C. I have been advised that the issuance of the First Citizens Common Shares issued to me pursuant to the Merger will have been registered with the Commission under

__________, 200_
Page 2


the Act on a Registration Statement on Form S-4. However, I have also been advised that since I may be deemed to be an affiliate under the Rules and Regulations at the time the Merger was submitted for a vote of the shareholders of ICBC, that the First Citizens Common Shares must be held by me indefinitely unless (i) my subsequent distribution of First Citizens Common Shares has been registered under the Act; (ii) a sale of the First Citizens Common Shares is made in conformity with the volume and other applicable limitations of a transaction permitted by Rule 145 promulgated by the Commission under the Act and as to which First Citizens has received satisfactory evidence of the compliance and conformity with said Rule, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. (or other counsel reasonably acceptable to First Citizens) or in accordance with a no-action letter from the Commission, some other exemption from registration is available with respect to any such proposed sale, transfer or other disposition of the First Citizens Common Shares.

         D. I also understand that stop transfer instructions will be given to First Citizens' transfer agent with respect to any First Citizens Common Shares which I receive in the Merger and that there will be placed on the certificates for such First Citizens Common Shares, a legend stating in substance:

                   "The shares represented by this certificate have been issued or transferred to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act"), applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) an effective registration statement under the Act, (ii) a transaction permitted by Rule 145 and as to which the issuer has received reasonable and satisfactory evidence of compliance with the provisions of Rule 145, or (iii) a transaction in which, in the opinion of Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to the issuer or in accordance with a "no action" letter from the staff of the Securities and Exchange Commission, such shares are not required to be registered under the Act."

__________, 200_
Page 3

         It is understood and agreed that the legend set forth in Paragraph D above shall be removed and any stop order instructions with respect thereto shall be canceled upon receipt of advice from Squire, Sanders & Dempsey L.L.P. or other counsel satisfactory to First Citizens that such actions are appropriate under the then-existing circumstances.


                                                   Very truly yours,


Date:                               , 200_
      ------------------------------               ----------------------------
                                                   (Name of Affiliate)

                                                   PLEASE PRINT YOUR NAME HERE:

                                                   ----------------------------

Accepted this _____ day of
__________, 200_

FIRST CITIZENS BANC CORP.


By
    -------------------------------------------------
         David A. Voight, President